AMENDMENT No. 3

     AMENDMENT AGREEMENT No. 3 dated as of April 24, 1998 among FINLAY ENTERPRISES, INC. a Delaware corporation (the "Parent"), FINLAY FINE JEWELRY CORPORATION, a Delaware corporation (the "Company"), the lenders named herein and signatory hereto (the "Lenders") and GENERAL ELECTRIC CAPITAL CORPORATION, as agent (the "Agent") for the Lenders.

                              W I T N E S S E T H :

     WHEREAS, the Parent, the Company, the Lenders and the Agent are parties to an Amended and Restated Credit Agreement dated as of September 11, 1997 (as heretofore and hereafter amended, modified or supplemented from time to time in accordance with its terms, the "Credit Agreement") and;

     WHEREAS, subject to the terms and conditions contained herein, the parties hereto desire to amend certain provisions of the Credit Agreement;

     NOW THEREFORE, for good and valuable consideration, the receipt of which is hereby acknowledged, and subject to the fulfillment of the conditions set forth below, the parties hereto agree as follows:


     1. Defined Terms. Unless otherwise specifically defined herein, all capitalized terms used herein shall have the respective meanings ascribed to such terms in the Credit Agreement.

     2. Amendments to Credit Agreement. The Credit Agreement shall be amended as follows upon the Effective Date (as defined herein):

     (a) Section 1.1 of the Credit Agreement is hereby amended to add the following definitions in their proper alphabetical sequence:

     "Acquisition Facility Advance" shall mean any Revolving Advance which also constitutes an Acquisition Facility Advance in accordance with Section 2.1.A hereof.

     "Additional Unused Facility Fee" shall mean, as applicable, a nonrefundable fee, due and payable on the first day of each month, if no Acquisition Facility Advance is outstanding, equal to (i) twenty-five basis points (.25%) per annum on the difference between $275,000,000 and the sum of (A) the average daily outstanding principal balance of the Revolving Loan during the preceding calendar month or longer period and (B) the average daily Letter of Credit Obligations during the preceding calendar month or longer period, on such day (provided that in no event shall such .25% be charged on more than $50,000,000), or, if any Acquisition Facility Advance is outstanding, equal to (ii) thirty-seven and one-half basis points (.375%) per annum on the difference between $275,000,000 and the sum of (A) the average daily outstanding principal balance of the Revolving Loan during the preceding calendar month or longer period and (B) the average daily Letter of Credit Obligations during such preceding calendar month or longer period, on such day.

     "New Debenture Indenture" shall mean the indenture dated as of April 24, 1998 between the Parent and Marine Midland Bank, as trustee, under which the New Senior Debentures were issued, as such indenture is in effect on the Effective Date of Amendment No. 3. to this Credit Agreement.

     "New Senior Debentures" shall mean the Parent's 9% New Senior Debentures due 2008 in the original principal amount of $75,000,000.

     "New Senior Note Indenture" shall mean the indenture dated as of April 24, 1998 between the Company and Marine Midland Bank, as trustee under which the New Senior Notes were issued, as such indenture is in effect on the Effective Date of Amendment No. 3 to this Credit Agreement.

     "New Senior Notes" shall mean the Company's 8 3/8% Senior Notes due 2008 in the original principal amount of $150,000,000.

     "Offering Expenses" means Non-recurring charges, costs and expenses (including transaction expenses, any write-off of deferred financing costs, debt discount costs and redemption premiums, and including interest expense incurred solely in respect of the Senior Notes and the Debentures and solely during the period prior to the redemption thereof during which the New Senior Notes and the New Senior Debentures shall also be outstanding) incurred by the Parent and the Company in connection with (a) the Parent's offering of its common stock on or about the Effective Date of this Amendment No 3., (b) the Parent's offering of the New Senior Debentures, (c) the Company's offering of the New Senior Notes and (d) the related redemption of the Debentures and the Senior Notes.

     "Permitted Acquisition" means any acquisition by the Company to which the Majority Lenders have delivered their prior written consent, which consent may be withheld in their sole discretion.

     "Permitted Acquisition Request" means the notice, substantially in the form of Exhibit D hereto, delivered by the Company to the Agent requesting that the Lenders make an Acquisition Facility Advance available to the Company.

     "Security and Pledge Agreement" shall mean that certain Security and Pledge Agreement dated as of April 24, 1998 between the Parent and Marine Midland Bank.

     "Supplemental Equity Offering" shall mean that certain public offering by the Parent of an aggregate of 1,800,000 shares of its common stock (together with any overallotment shares) (567,310, together with any overallotment shares, of which are being offered for sale by the Parent, and the balance of which are being offered for sale by shareholders of the Parent), of which the Net Cash Proceeds to Parent shall be used by the Parent to redeem the Debentures.

     "Third Party Interactives" shall mean all Persons with whom Borrowers and their Subsidiaries exchange data electronically in the ordinary course of business, including, without limitation, customers, suppliers, third-party vendors, subcontractors, processors-converters, shippers and warehousemen.

     "Tranche 1 Advance" shall mean any Acquisition Facility Advance made based upon a Borrowing Base comprised of 60.01% to 65.00% of Eligible Inventory and Foreign Eligible Inventory and 85% of Eligible Receivables and Foreign Eligible Receivables as provided herein.

     "Tranche 2 Advance" shall mean any Acquisition Facility Advance made based upon a Borrowing Base comprised of 65.01% to 70.00% of Eligible Inventory and



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


Foreign Eligible Inventory and 85% of Eligible Receivables and Foreign Eligible Receivables as provided herein.

     "Year 2000 Assessment" shall mean a comprehensive written assessment of the nature and extent of Borrowers' and their Subsidiaries' Year 2000 Problems and Year 2000 Date- Sensitive Systems/Components, including, without limitation, Year 2000 Problems regarding data exchanges with Third Party Interactives.

     "Year 2000  Corrective  Actions"  shall  mean,  as to  Borrowers  and their
Subsidiaries, all actions necessary to eliminate such Persons' Year 2000 Problems, including, without limitation, computer code enhancements and revisions, upgrades and replacements of Year 2000 Date-Sensitive Systems/Components, and coordination of such enhancements, revisions, upgrades and replacements with Third Party Interactives.

     "Year 2000 Corrective Plan" shall mean, with respect to Borrowers and their Subsidiaries, a comprehensive plan to eliminate all of their respective Year 2000 Problems on or before December 31, 1998, including without limitation (i) computer code enhancements or revisions, (ii) upgrades or replacements of Year 2000 Date-Sensitive Systems/Components, (iii) test and validation procedures,
(iv) an implementation time line and budget and (v) designation of specific employees who will be responsible for planning, coordinating and implementing each phase or subpart of the Year 2000 Corrective Plan.

     "Year 2000 Date-Sensitive System/Component shall mean, as to any Person, any system, software, network software applications software, data base, computer file, embedded microchip, firmware or hardware that accepts, creates, manipulates, sorts, sequences, calculates, compares or outputs calendar related data accurately; such systems and components shall include, without limitation, mainframe computers, fileserver/client systems, computer-related software, firmware or hardware and information processing and delivery systems of any kind and telecommunications systems and other communications processors, security systems, alarms, elevators and HVAC Systems.

     "Year 2000 Implementation Testing" shall mean, as to any Person, (i) the performance of test and validation procedures regarding Year 2000 Corrective Actions on a unit basis and on a systemwide basis; (ii) the performance of test and validation procedures regarding data exchanges among Borrowers and Borrowers' and their Subsidiaries' Year 2000 Date- Sensitive Systems/Components and data exchanges with Third Party Interactives, and (iii) the design and implementation of additional Year 2000 Corrective Actions the need for which has been demonstrated by test and validation procedures.

     "Year 2000 Problems" shall mean, with respect to Borrowers' and their Subsidiaries', limitations on the capacity or readiness of any such Person's Year 2000 Date- Sensitive Systems/Components to accurately accept, create, manipulate, sort, sequence, calculate, compare, control or output calendar date information with respect to calendar year 1999 or any subsequent calendar year beginning on or after January 1, 2000 (including leap year computations) including, without limitation, exchanges of information among Year 2000 Date-Sensitive Systems/Components of Borrowers' and their Subsidiaries' and exchanges of information among Borrowers and their Subsidiaries and Year 2000 Date-Sensitive systems/Components of Third Party Interactives and functionality of peripheral interfaces, firmware and embedded microchips.

     (b) the definition of "Borrowing Base" contained in Section 1.1 of the Credit Agreement shall be amended by adding the following immediately after the penultimate sentence in the first full paragraph of such definition "Notwithstanding the foregoing, for the purposes of making any Tranche 1 Advance, the reference to sixty percent contained in clause (i) hereof shall be replaced with an amount from sixty and one one-hundredth percent (60.01%) up to and including sixty-five percent (65.00%), and for the purposes of making any Tranche 2 Advance, the reference to sixty percent contained in clause (i) hereof shall be replaced with an amount from sixty-five and one one-hundredth percent (65.01%) up to and including seventy percent (70.00%)."

     (c) the definition of "Revolving Credit Facility  Commitment"  contained in
Section 1.1 of the Credit Agreement shall be amended by deleting the amount "$225,000,000" contained therein and substituting "$275,000,000" therefor;

     (d) the following Section 2.1.A shall be added immediately following the last full sentence of Section 2.1(v) of the Credit Agreement:

         "S 2.1.A          ACQUISITION FACILITY.

     (a) At the request of the Company, Revolving Advances may be designated by the Agent as "Acquisition Facility Advances", provided that such amounts shall only be available to the Company to fund Permitted Acquisitions and cannot be so designated until receipt by the Agent of the written consent of the Majority Lenders to a Permitted Acquisition Request.

     (b) After receipt of a Permitted Acquisition Request, the Agent shall designate such Acquisition Facility Advance as either a Tranche 1 Advance or a Tranche 2 Advance based upon the Borrowing Base at the time such Permitted Acquisition Request is approved. The Company, by written notice to the Agent, may terminate the designation of Acquisition Facility Advances at any time provided, that, the Company may not deliver such notice unless the Revolving Loan can be supported by the Borrowing Base at the time such termination is requested. Upon Agent's receipt and acceptance of such written notice of termination (i) any designation of outstanding Acquisition Facility Advances then existing shall immediately terminate, and from the date of receipt of such written notice of termination for all purposes hereunder be treated as Revolving Advances which are not Acquisition Facility Advances, and (ii) the Company shall no longer be able to request that the Agent designate Revolving Advances as Acquisition Facility Advances.

     (c) No Revolving Advance that constitutes a Tranche 1 Advance may remain outstanding for more than an aggregate of eighteen months from the date any Tranche 1 Advance is made, and all Tranche 1 Advances and Tranche 2 Advances must be repaid in full on or prior to the eighteen month anniversary of the first funding of any Tranche 1 Advance (the "Tranche 1 Availability Period"). No Revolving Advance that constitutes a Tranche 2 Advance may remain outstanding for longer than the nine month anniversary of the first funding of any Tranche 2 Advance (the "Tranche 2 Availability Period"), but in any event must be repaid by the earlier of the end of the Tranche 1 Availability Period and the Tranche 2 Availability Period. The Company may prepay Acquisition Facility Advances, in full or in part, and without premium or penalty, subject to Section 3.3 hereof.

     (d) Each Permitted Acquisition Request shall be executed and delivered by the Company and shall constitute, unless otherwise disclosed in writing to the Agent and the Lenders, a representation and warranty by the Company that (1) the representations and


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

warranties contained in this Agreement are true and correct in all material respects on and as of such date as though made on and as of such date, (2) after giving effect to the Acquisition Facility Advance, no Default or Event of Default has occurred and (3) such requested Acquisition Facility Advance, when added to the aggregate Revolving Loans, Letters of Credit and unpaid reimbursement obligations related to drawings under such Letters of Credit which are then outstanding and Revolving Loans and Letters of Credit for which requests have been delivered to the Agent by the Borrowers do not exceed the Revolving Credit Facility Commitments. Acquisition Facility Advances shall constitute Revolving Advances and Revolving Loans for all purposes of this Agreement and the other Loan Documents.

     (e) The following Section 3.5.A shall be added immediately following the last full sentence of Section 3.5 of the Credit Agreement:

                  "S3.5.A           Additional Unused Facility Fee.

     From and after the Effective Date of Amendment No. 3 to this Credit Agreement, the Borrowers shall pay to the Agent for the ratable benefit of the Lenders, the Additional Unused Facility Fee."

     (f) Section 2.6(f) of the Credit Agreement shall be amended to add the following immediately after the last full sentence immediately following the Applicable Margin Grid: "Notwithstanding the foregoing, if any Tranche 1 Advance shall be outstanding, the interest rate during such period shall be the sum of
(i) the Index Rate or Eurodollar Rate (as the case may be) plus the Applicable Margin plus 0.375% per annum on $50,000,000 of the outstanding Revolving Loan and (ii) the Index Rate or Eurodollar Rate (as the case may be) plus the Applicable Margin multiplied by any outstanding amounts in excess of such $50,000,000; if any Tranche 2 Advance shall be outstanding, the interest rate during such period shall be the sum of (i) the Index Rate or Eurodollar Rate (as the case may be) plus the Applicable Margin plus 0.750% per annum on $50,000,000 of the outstanding Revolving Loan and (ii) the Index Rate or Eurodollar Rate (as the case may be) plus the Applicable Margin multiplied by any outstanding amounts in excess of such $50,000,000."

     (g) Section 8.17 of the Credit Agreement shall be amended to add the following new paragraph immediately after the word "thereafter" appearing at the end of the Sonab EBITDA covenants:

     "Notwithstanding the foregoing provisions of this Section 8.17, for the purposes of calculating the financial covenants set forth in Sections 8.17(a), 8.17(b) and 8.17(c) hereof for the fiscal quarters ending April 30, 1998, July 31, 1998, October 31, 1998 and January 31, 1999, all Offering Expenses shall be excluded from such calculations."

     (h) the following Section 8.27 shall be added immediately following the last full sentence of Section 8.26 of the Credit Agreement:

                  "S 8.27           YEAR 2000.

     On or prior to October 31, 1998, Borrowers and their Subsidiaries shall complete and deliver to Agent a Year 2000 Assessment, and on or prior to January 31, 1999 Borrowers and their Subsidiaries shall complete and deliver to Agent a Year 2000 Corrective Plan. On or prior to March 31, 1999, Borrowers and their Subsidiaries shall implement Year 2000 Corrective Actions. On or before May 31, 1999 Borrowers and their Subsidiaries shall complete Year 2000 Corrective Actions and Year 2000 Implementation Testing. On or before July 31, 1999, Borrowers and their Subsidiaries shall eliminate all Year 2000 Problems, except where failure to correct the same could not reasonably be expected to have a Material Adverse Effect, individually or in the aggregate."

     (i) Section 9.2(e) of the Credit Agreement shall be deleted in its entirety and replaced by the following:

     "(e) Liens in favor of Marine Midland Bank pursuant to the "Pledge Agreement" (as defined in the Debenture Indenture) covering the capital stock of the Company, and Liens in favor of Marine Midland Bank pursuant to the Security and Pledge Agreement."

     (j) Section 9.3 of the Credit Agreement shall be amended to delete the "and" immediately following 9.3(q), to delete the reference to "$25,000,000" contained in Section 9.3(r) and substitute "$32,000,000" therefor, and to delete the period at the end of 9.3(r) and to insert a semi-colon immediately thereafter and to add the following immediately thereafter;

     "(s) Indebtedness of the Company evidenced by the New Senior Notes, provided, that all Net Cash Proceeds received by the Company in respect of such New Senior Notes shall be used to pay in full or otherwise retire the Senior Notes; and


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

     (t) Indebtedness of the Parent evidenced by the New Senior Debentures, provided, that all Net Cash Proceeds received by the Parent in respect of such New Senior Debentures shall be used to pay in full or otherwise retire the Debentures."

     (k) Section 9.6 of the Credit Agreement shall be amended as follows:

(i) Section 9.6(b) of the Credit Agreement shall be amended to add the words "and the New Senior Notes" immediately following the reference to "Senior Notes" contained therein.

(ii) Section 9.6(b)(ii) of the Credit Agreement shall be amended by deleting references to "Senior Notes" contained therein and inserting "New Senior Notes" in lieu thereof;

(iii)Section 9.6(b)(iii) of the Credit Agreement shall be amended by deleting references to "Debentures" contained therein and in lieu thereof inserting "New Senior Debentures";

(iv) by deleting the "and" immediately following Section 9.6(b)(iv) thereof, deleting the period immediately following the word "Documents" in the last sentence of Section 9.6(b)(v), and inserting ";" in lieu thereof and then adding the following:

"(vi)The Company may use proceeds from the issuance of the New Senior Notes to redeem the Senior Notes, including any premiums associated therewith;

(vii)The Parent shall use the aggregate proceeds from the issuance of the New Senior Debentures to redeem the Debentures, including any costs and premiums associated therewith;

(viii) The Company may make  payments to the Parent in such amounts as necessary
     (a) to permit the Parent to make interest payments on the New Senior Debentures; and

(ix) The Parent shall (a) make an initial capital contribution to the Company in the aggregate principal amount of $33,000,000 within five (5) Business Days of the final and irrevocable redemption of the Debentures and Senior Notes and (b) make an additional capital contribution to the Company consisting of any funds received by the Parent which were not used by the Parent for the final and irrevocable redemption of the Debentures, including payment of costs and premiums associated therewith, within sixty-five (65) Business Days of the final and irrevocable redemption of the Debentures and Senior Notes."

     (l) Section 9.15 of the Credit Agreement shall be amended by deleting the period immediately following the last sentence thereof and adding the phrase "except that the Parent may enter into the New Debenture Indenture and the New Senior Note Indenture".

     (m) Section 9.16 of the Credit Agreement is hereby amended to add the words "and shall not include rental obligations incurred by the Company pursuant to or as a result of the Diamond Park Acquisition" immediately following the word "hereof" at the end of the proviso to Section 9.16(i) hereof.

     (n) The Credit Agreement shall be amended to attach a revised Schedule 9.21 thereof in the form attached hereto as Exhibit E.

     (o) Exhibit A to the Credit Agreement is hereby amended in its entirety to read as set forth on Exhibit A hereto and Exhibit D hereto is added to the Credit Agreement as Exhibit D thereto.

     3. Representations and Warranties. Each of the Parent and the Company represents and warrants as follows (which representations and warranties shall survive the execution and delivery of this Amendment):

     (a) Each of the Parent and the Company has taken all necessary action to authorize the execution, delivery and performance of this Amendment.

     (b) This Amendment has been duly executed and delivered by the Parent and the Company and the acknowledgement attached hereto has been duly executed and delivered by each Subsidiary. This Amendment and the Credit Agreement as amended hereby constitute the legal, valid and binding obligation of the Parent and the Company, enforceable against them in accordance with their respective terms, subject to applicable bankruptcy, reorganization, insolvency, fraudulent conveyance or transfer, moratorium and similar laws affecting the enforcement of creditors' rights generally and by general equity principles.

     (c) No consent or approval of any person, firm, corporation or entity, and no consent, license, approval or authorization of any governmental authority is or will be required in connection with the execution, delivery, performance, validity or enforcement of this Amendment other than any such consent, approval, license or authorization which has been obtained and remains in full force and effect or where the failure to obtain such consent, approval, license or authorization would not result in a Material Adverse Effect.

     (d) After giving effect to this Amendment, each of the Company and the Parent is in compliance with all of the various covenants and agreements set forth in the Credit Agreement and each of the other Loan Documents.

     (e) After giving effect to this Amendment, no event has occurred and is continuing which constitutes a Default or an Event of Default.

     (f) All representations and warranties contained in the Credit Agreement and each of the other Loan Documents are true and correct in all material respects as of the date hereof, except to the extent that any representation or warranty relates to a specified date, in which case such are true and correct in all material respects as of the specific date to which such representations and warranties relate.

     4. Effective Date. The amendments to the Credit Agreement contained herein shall not become effective (the "Effective Date") until (i) this Amendment has been duly executed and delivered by the Company, the Parent and each of the Lenders; (ii) the acknowledgement attached hereto shall have been executed and delivered by each of the Subsidiaries; (iii) the Parent and the Company shall have delivered to the Agent for each of the Lenders new Revolving Notes reflecting their new Revolving Commitments; (iv) solely with respect to paragraphs 2(b), 2(c), 2(d), 2(e) and 2(f) hereof, such paragraphs shall be of no force or effect until the Supplemental Equity Offering shall have been consummated, or, if the Supplemental Equity Offering is not consummated or if the Parent shall fail to receive gross proceeds from the Supplemental Equity Offering equal to or excess of $15,000,000, Borrowers shall have increased the New Senior Debentures and/or New Senior Notes offerings by an amount, such that the gross proceeds of such increase in offering amounts, when added to the gross proceeds from the Supplemental Equity Offering will equal or exceed $15,000,000; and (v) Borrowers shall have paid to Agent for the benefit of the Lenders all fees set forth in that certain commitment letter dated March 24, 1998 between the Agent and the Borrowers.

     5. Expenses. The Company agrees to pay on demand all costs and expenses, including reasonable attorneys' fees, of the Agent incurred in connection with this Amendment.

     6. Continued Effectiveness. The term "Agreement", "hereof", "herein" and similar terms as used in the Credit Agreement, and references in the other Loan Documents to the Credit Agreement, shall mean and refer to, from and after the Effective Date, the Credit Agreement as amended by this Amendment. Each of the Company and the Parent hereby agrees that all of the covenants and agreements contained in the Credit Agreement and the Loan Documents are hereby ratified and confirmed in all respects.

     7. Gold Consignment Agreement. The Lenders hereby consent to the execution and delivery by the Company of Amendment No. 6 and Limited Consent to the Gold Consignment Agreement, such Amendment No. 6 and Limited Consent being substantially in the form attached hereto as Exhibit C.

     8. Supplemental Equity Offering. The Lenders hereby consent to the Supplemental Equity Offering provided that the Parent shall have received gross proceeds from the Supplemental Equity Offering in an amount not less than $15,000,000, provided, that if the Parent shall fail to receive gross proceeds in excess of $15,000,000 from such offering, Borrowers shall increase the amount of New Senior Debentures and/or New Senior Notes offered by an amount, such that the gross proceeds of such increased offering, when added to the gross proceeds received from the Supplemental Equity Offering will equal or exceed $15,000,000.

     9. Counterparts. This Amendment may be executed in counterparts, each of which shall be an original, and all of which, taken together, shall constitute a single instrument. Delivery of an executed counterpart of a signature page to this Amendment by telecopier shall be effective as delivery of a manually executed counterpart of this Amendment.

     10. Governing Law. This Amendment shall be governed by, and construed in accordance with, the laws of the State of New York without giving effect to the conflict of laws provisions thereof.

     IN WITNESS WHEREOF the parties hereto have caused this Amendment to be duly executed by their respective officers as of the date first written above.

                                      FINLAY ENTERPRISES, INC.


                                      By: /s/Barry D. Scheckner
                                          ------------------------------------
                                          Name:  Barry D. Scheckner
                                          Title: Senior Vice President and
                                                 Chief Financial Officer



                                      FINLAY FINE JEWELRY CORPORATION


                                      By: /s/Barry D. Scheckner
                                          ------------------------------------
                                          Name:  Barry D. Scheckner
                                          Title: Senior Vice President and
                                                 Chief Financial Officer



                                      GENERAL ELECTRIC CAPITAL CORPORATION,
                                      Individually and as Agent


                                      By: /s/Rick Luck
                                          ------------------------------------
                                          Name: Rick Luck
                                          Title: Duly Authorized Signatory


                                      FLEET PRECIOUS METALS INC.


                                      By: /s/David P. Berube
                                          ------------------------------------
                                          Name:  David P. Berube
                                          Title: AVP


                                      By: /s/Anthony J. Capuano
                                          ------------------------------------
                                          Name:  Anthony J. Capuano
                                          Title: SVP

                                      THE CHASE MANHATTAN BANK


                                      By: /s/Dolores A. Walsh
                                          ----------------------------------
                                          Name:  Dolores A. Walsh
                                          Title: Vice President

                                      GOLDMAN SACHS CREDIT PARTNERS L.P.


                                      By: /s/E.C. Forst
                                          ----------------------------------
                                          Name:  E.C. Forst
                                          Title: Authorized Signatory



                                      BANK LEUMI USA


                                      By: /s/David Selove
                                          ----------------------------------
                                          Name:  David Selove
                                          Title: Vice President


                                      By: /s/Jeffrey E. Pfeffer
                                          ----------------------------------
                                          Name:  Jeffrey E. Pfeffer
                                          Title: Senior Vice President



                                      ABN AMRO BANK, N.V.


                                      By: /s/Jeffrey Sarfaty
                                          -----------------------------------
                                          Name:  Jeffrey Sarfaty
                                          Title: VP



                                      By: /s/Ned Koppelson
                                          -----------------------------------
                                          Name:  Ned Koppelson
                                          Title: VP

Each of the Guarantors, by signing below, confirms in favor of the Agent and the Lenders that it consents to the terms and conditions of the foregoing Amendment No. 3 to the Amended and Restated Credit Agreement and agrees that it has no defense, offset, claim, counterclaim or recoupment with respect to any of its obligations or liabilities under its respective Guaranty and that all terms of such Guaranty shall continue in full force and effect, subject to the terms thereof.


FINLAY JEWELRY, INC.



By: /s/Barry D. Scheckner
    ------------------------------------------
    Name:  Barry D. Scheckner
    Title: Senior Vice President
           and Chief Financial Officer

SONAB HOLDINGS, INC.


By: /s/Barry D. Scheckner
    ------------------------------------------
    Name:  Barry D. Scheckner
    Title: Senior Vice President
           and Chief Financial Officer

SONAB INTERNATIONAL, INC.


By: /s/Barry D. Scheckner
    ------------------------------------------
    Name:  Barry D. Scheckner
    Title: Senior Vice President
           and Chief Financial Officer


SOCIETE NOUVELLE D'ACHAT DE BIJOUTERIE - S.O.N.A.B.


By: /s/Barry D. Scheckner
    ------------------------------------------
    Name:  Barry D. Scheckner
    Title: Attorney-in-Fact

                                    EXHIBIT A
                                    ---------
               LENDERS, COMMITMENTS AND INITIAL EURODOLLAR OFFICES

                                          Revolving
Lender and Initial                        Commitment
Eurodollar Office                         Amount                   %
-----------------                         ------                   -

General Electric                          $91,666,667              33.333%
Capital
Corporation
201 High Ridge Road
Stamford, CT  06927

Fleet Precious Metals, Inc.               $61,111,111              22.222%
111 Westminster Street
Providence, Rhode Island 02903

Goldman Sachs Credit Partners, L.P.       $48,888,889              17.778%
85 Broad Street
New York, New York 10004

The Chase Manhattan Bank                  $30,555,556              11.111%
111 West 40th Street, 10th Floor
New York, New York 10018

Bank Leumi USA                            $12,222,222              4.444%
562 Fifth Avenue
New York, New York 10036


ABN AMRO Bank, N.V.                       $30,555,556              11.111%
 (New York Branch)
500 Park Avenue
New York, New York 10022

                                          Revolving
                                          Sublimit
                                          Commitment1              %
                                          -----------              -

General Electric                          $8,333,333               33.333%
Capital
Corporation
201 High Ridge Road
Stamford, CT  06927


Fleet Precious Metals Inc.                $5,555,556               22.222%
111 Westminster Street
Providence, Rhode Island 02903

Goldman Sachs Credit Partners L.P.        $4,444,444               17.778%
85 Broad Street
New York, New York 10004

The Chase Manhattan Bank                  $2,777,778               11.111%
111 West 40th Street

Bank Leumi USA                            $1,111,111               4.444%
562 Fifth Avenue
New York, New York 10036


ABN AMRO Bank, N.V.                       $2,777,778               11.111%
 (New York Branch)
500 Park Avenue
New York, New York 10022


_________________________________
1As such amount may vary pursuant to the definition of Parent Revolving Credit Facility Sublimit Commitment.